Exhibit 99.1
Senti Biosciences Holdings Reports First Quarter 2026 Financial Results and Highlights Advancement of SENTI-202 Program into Pivotal Phase

Secured strategic financing vehicle for up to $40 million
Positive FDA feedback supports single-arm pivotal trial for potential registration of SENTI-202 in initial indication of Relapsed/Refractory Acute Myeloid Leukemia (R/R AML)
Continued operational streamlining contributed to substantially reduced quarterly net loss and cash burn
SOUTH SAN FRANCISCO, Calif., May 14, 2026 (GLOBE NEWSWIRE) -- Senti Biosciences Holdings, Inc. (Nasdaq: SNTI) (Senti Bio), a clinical-stage biotechnology company developing next-generation cell and gene therapies using its proprietary Gene Circuit platform, today reported financial results for the first quarter ended March 31, 2026, and provided recent business highlights.
“We entered 2026 with a clear focus on advancing SENTI-202 and extending our operational runway while positioning the company for its next phase of clinical development,” said Timothy Lu, M.D., Ph.D., Chief Executive Officer and Co-Founder of Senti Bio. “Since the start of the year, we have made meaningful progress across each of these priorities, including a positive regulatory engagement with the FDA on SENTI-202 - a Regenerative Medicine Advanced Therapy (RMAT) designated product - regarding the study design for the planned pivotal trial, execution of a strategic financing agreement that could provide up to $40 million in capital, and continued reductions in operating expenses and cash burn.”
Dr. Lu added, “We believe the recent FDA interactions and feedback represent an important milestone for the program and further support the potential of SENTI-202 in relapsed/refractory hematologic malignancies. We remain focused on advancing SENTI-202 efficiently toward the next stage of pivotal development in R/R AML and exploring future combinations with standard of care chemotherapy in newly diagnosed AML patients. We also aim to use our differentiated gene circuit platform to create therapies for additional ex vivo and in vivo CAR therapies.”
Recent Business Highlights
SENTI-202 Program Update
Senti Bio concluded a Type B Initial Comprehensive Multidisciplinary RMAT meeting with FDA. Based on the positive outcome of this meeting, Senti Bio has finalized its pivotal clinical and chemistry, manufacturing and controls (CMC) strategy for SENTI-202, which includes a single-arm, multi-center pivotal trial to support registration in R/R AML with SENTI-202 administered after LD chemotherapy. The Company believes the FDA interaction supports continued advancement of SENTI-202 and provides important clarity around a potential registrational development strategy.
In addition, Senti announced that it identified a specific Donor X attribute that correlates with efficacy of SENTI-202, with 50% (7/14) of the patients achieving a composite CR (cCR) when they received any

SENTI-202 doses manufactured from Donor X-characteristic derived NK cells in Cycle 1. The Donor X attribute is found in ~50% of adult donors, is independent of HLA or KIR matching, and will be used in all future SENTI-202 manufacturing, thus supporting SENTI-202’s allogeneic off-the-shelf usage. Senti Bio also announced that SENTI-202 continues to achieve durable MRD-negative responses in the full 22 patient Phase 1 trial that compares favorably with current FDA approved therapies for R/R AML.
Additional details can be found on Senti Bio’s website (https://investors.sentibio.com/press-releases).
Strategic Financing Agreement
In April 2026, Senti Bio entered into a securities purchase agreement with an affiliate of Celadon Partners SPV 24, pursuant to which Senti Biosciences, Inc., the Company’s wholly owned subsidiary, may issue up to $40 million aggregate principal amount of senior secured convertible notes in up to two tranches.
The financing includes:
•An initial $10 million tranche, expected to close in May subject to specified closing conditions;
•An additional tranche of up to $30 million, subject to investor election and additional conditions; and
•Future potential contingent value rights tied to regulatory and commercial milestones for SENTI-202 that could provide up to an aggregate of $60 million in additional value to stockholders.
The Company expects to use proceeds from the financing to support general corporate purposes and advance clinical and manufacturing activities for SENTI-202.
Operational and Financial Restructuring Progress
During the first quarter, Senti Bio completed amendments to its Alameda lease and related GeneFab sublease arrangements, significantly reducing future lease obligations and streamlining operations.
These actions contributed to a $6.9 million gain from lease modification during the quarter and are expected to further reduce the Company’s ongoing operating expense profile.
First Quarter 2026 Financial Results
•Cash Position: Cash and cash equivalents were $8.9 million as of March 31, 2026, compared to $16.4 million as of December 31, 2025.
•Research and Development Expenses: Research and development expenses were $5.3 million for the first quarter of 2026, compared to $9.3 million for the same period in 2025. The decrease was primarily driven by lower external services and supplies costs.

•General and Administrative Expenses: General and administrative expenses were $6.2 million for the first quarter of 2026, compared to $7.1 million for the same period in 2025. The decrease was primarily driven by lower external services and supplies costs.
•Net Loss: Net loss was $4.2 million, or $0.14 per basic and diluted share, for the first quarter of 2026, compared to a net loss of $14.1 million, or $1.41 per basic and diluted share, for the first quarter of 2025. Net loss for the three months ended March 31, 2026 included non-cash stock-based compensation expense of $1.3 million, offset by a non-recurring $6.9 million gain on lease modification.
•Cash Burn: Net cash used in operating activities was $7.5 million during the first quarter of 2026, compared to $14.1 million during the same period in 2025, reflecting continued operational discipline and restructuring actions.
About SENTI-202
SENTI-202 is the first Logic Gated off-the-shelf CAR-NK cell therapy product candidate designed to selectively target and eliminate CD33 and/or FLT3 expressing hematologic malignancies, such as AML and myelodysplastic syndrome (MDS), while sparing healthy bone marrow cells. SENTI-202 has three main components. First, SENTI-202 contains an OR GATE, which is an activating CAR that recognizes and kills CD33 and FLT3 expressing cells. By targeting either or both of these antigens, SENTI-202 is designed to effectively kill both leukemic blasts (that largely express CD33) and leukemic stem cells (that predominantly express FLT3), which constitute a difficult-to-eradicate reservoir of AML disease. Second, SENTI-202 contains a NOT GATE, which is an inhibitory CAR that is designed to recognize EMCN selectively expressed on healthy hematopoietic stem and progenitor cells and protect those healthy cells from being killed even if they express CD33 and/or FLT3, thus potentially widening the therapeutic window. Third, SENTI-202 contains calibrated-release IL-15, which is designed to significantly increase cell persistence, expansion and activity of both the CAR-NK cells and host immune cells. The NK cells used to construct SENTI-202 are sourced from selected healthy adult donors, manufactured, cryopreserved and available off-the-shelf for use as needed. Senti Bio is currently enrolling adult patients with R/R CD33 and/or FLT3 expressing heme malignancies in a Phase 1 clinical trial for SENTI-202, which can be a potential first-in-class allogeneic treatment for AML/MDS patients.
The U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation (ODD) and Regenerative Medicine Advanced Therapy (RMAT) designation to SENTI-202 for the treatment of relapsed/refractory hematologic malignancies including AML.
About Senti Bio
Senti Bio is a clinical stage biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging its synthetic biology platform to engineer Gene Circuits into new medicines with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, to spare healthy cells, to increase specificity to target tissues, and/or to be controllable even after administration. The Company’s wholly-owned pipeline comprises cell therapies engineered with Gene Circuits to target challenging liquid and solid tumor indications. Senti Bio’s Gene Circuits have been shown preclinically to work in both NK and

T cells. Senti Bio has also preclinically demonstrated the potential breadth of Gene Circuits in other modalities and diseases outside of oncology, and continues to advance these capabilities through partnerships.
Forward-Looking Statements
This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, expectations regarding Senti Bio’s future results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s , clinical studies, patient enrollment, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with clinical studies, and GMP manufacturing activities, (viii) risks related to delays and other impacts from macroeconomic and geopolitical events, increasing rates of inflation and rising interest rates on business operations, (ix) risks related to the timing and utilization of the grant from CIRM, and (x) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s most recent annual report filed with the U.S. Securities and Exchange Commission (“SEC”), and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Availability of Other Information About Senti Biosciences Holdings, Inc.
For more information, please visit the Senti Bio website at www.sentibio.com or follow Senti Bio on X (@SentiBio) (https://x.com/sentibio) and LinkedIn (Senti Biosciences) (https://www.linkedin.com/company/senti-biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on X (https://x.com/sentibio) and LinkedIn (https://www.linkedin.com/company/senti-biosciences). The information that we post on our website or on X (https://x.com/sentibio) or LinkedIn (https://www.linkedin.com/company/senti-biosciences) could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
SNTI@jtcir.com

SENTI BIOSCIENCES HOLDINGS, INC.
Unaudited Selected Consolidated Balance Sheet Data
(In thousands)

	March 31,	December 31,
	2026	2025
Cash and cash equivalents	$8,935	$16,420
Total assets	38,241	51,223
Total liabilities	35,676	45,634
Accumulated deficit	(362,793)	(358,572)
Total stockholders’ equity	2,565	5,589

SENTI BIOSCIENCES HOLDINGS, INC.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue - related party	$16	$—
Operating expenses:
Research and development (including related party costs of $282 and $4,070 for the three months ended March 31, 2026 and 2025, respectively)	5,281	9,281
General and administrative	6,233	7,116
Gain on lease modification	(6,882)	—
Total operating expenses	4,632	16,397
Loss from operations	(4,616)	(16,397)
Other income:
Interest income	101	394
GeneFab sublease income - related party	80	1,713
Other income, net	214	178
Total other income, net	395	2,285
Net loss	$(4,221)	$(14,112)
Comprehensive loss	$(4,221)	$(14,112)
Basic and diluted net loss per share	$(0.14)	$(1.41)
Basic and diluted weighted-average number of shares used in computing net loss per share	30,971,573	10,012,908